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Validus Holdings, Ltd.	Brunswick Group

Jon Levenson, Executive Vice President	Greg Faje / Beau Allen

+1-441-278-9000	+1-212-333-3810
Jon.Levenson@validusholdings.com

VALIDUS ANNOUNCES THIRD QUARTER 2012 NET OPERATING INCOME OF $170.6 MILLION,
DILUTED BOOK VALUE GROWTH OF 14.7% YEAR TO DATE INCLUSIVE OF DIVIDENDS
Diluted Operating Earnings Per Share of $1.74
Diluted Book Value Per Share of $36.27 at September 30, 2012
Pembroke, Bermuda, October 25, 2012 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income available to Validus of $207.3 million, or $2.11 per diluted common share for the three months ended September 30, 2012, compared to $56.5 million, or $0.54 per diluted common share, for the three months ended September 30, 2011. Net income available to Validus for the nine months ended September 30, 2012 was $499.2 million, or $4.88 per diluted common share compared to net (loss) attributable to Validus of $(6.0) million, or $(0.12) per diluted common share for the nine months ended September 30, 2011.
Net operating income available to Validus for the three months ended September 30, 2012 was $170.6 million, or $1.74 per diluted common share, compared to $112.6 million, or $1.09 per diluted common share, for the three months ended September 30, 2011. Net operating income available to Validus for the nine months ended September 30, 2012 was $434.6 million, or $4.25 per diluted common share, compared to $29.0 million, or $0.23 per diluted common share, for the nine months ended September 30, 2011.
Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and unrealized gains (losses) on investments, foreign exchange gains (losses) and non-recurring items. Net operating income (loss) available (attributable) to Validus is defined as net operating income (loss) as defined above, but excluding income (loss) available (attributable) to noncontrolling interest. Reconciliations of these measures to net income (loss) and net income (loss) available (attributable) to Validus, the most directly comparable GAAP measures, are presented at the end of this release.
Net income available to Validus, net operating income available to Validus and diluted earnings per share by Validus entity for the three months ended September 30, 2012 were as follows:

	Net Income Available to Validus	Diluted Earnings Per Share Available to Validus	Net Operating Income Available to Validus	Diluted Operating Earnings Per Share Available to Validus
	(Expressed in millions of U.S. dollars, except per share information)
Validus Re	$164.7		$139.0
PaCRe	6.3		0.1
Other AlphaCat Companies & Other	18.0		17.2
Validus Re consolidated	189.0		156.3
Talbot	52.1		44.1
Corporate & Eliminations	(33.8)		(29.8)
Total	$207.3	$2.11	$170.6	$1.74

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Commenting on the financial results for the three months ended September 30, 2012, Ed Noonan, Validus' Chairman and Chief Executive Officer stated: “I am pleased to report third quarter net operating income for Validus in the amount of $170.6 million which equates to an annualized operating return on average equity of 19.2%.  These results and growth in diluted book value per share of 6.1% inclusive of dividends for the quarter and 14.7% year to date reflect a light quarter for natural catastrophes, Validus' rock solid balance sheet and the excellent portfolio of short tail risks which we have been able to assemble due to Validus' size, scale and expertise in both its Bermuda and London operations.”

Third Quarter 2012 Results
Highlights for the third quarter include the following:

•
Total managed gross premiums written which include gross premiums written from our non-consolidated affiliates, AlphaCat Re 2011, Ltd. ("AlphaCat Re 2011") and AlphaCat Re 2012, Ltd. ("AlphaCat Re 2012"), for the three months ended September 30, 2012 were $399.5 million compared to $391.1 million for the three months ended September 30, 2011, an increase of $8.3 million or 2.1%.

•	Gross premiums written for the three months ended September 30, 2012 were $390.2 million compared to $391.1 million for the three months ended September 30, 2011, a decrease of $0.9 million, or 0.2%.

•	Net premiums earned for the three months ended September 30, 2012 were $475.1 million compared to $458.6 million for the three months ended September 30, 2011, an increase of $16.5 million, or 3.6%.

•	Underwriting income for the three months ended September 30, 2012 was $143.1 million compared to $111.8 million for the three months ended September 30, 2011, an increase of $31.3 million, or 28.0%.

•	Combined ratio of 69.9% which included $49.8 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 10.5 percentage points.

•
Net operating income available to Validus for the three months ended September 30, 2012 was $170.6 million compared to $112.6 million for the three months ended September 30, 2011, an increase of $58.0 million, or 51.5%.

•
Net income available to Validus for the three months ended September 30, 2012 was $207.3 million compared to $56.5 million for the three months ended September 30, 2011, an increase of $150.8 million, or 267.0%.

•	Annualized return on average equity of 23.3% and annualized net operating return on average equity of 19.2%.

 Highlights for the year to date include the following:

•
Total managed gross premiums written which include gross premiums written from our non-consolidated affiliates, AlphaCat Re 2011 and AlphaCat Re 2012, for the nine months ended September 30, 2012 were $1,981.1 million compared to $1,846.4 million for the nine months ended September 30, 2011, an increase of $134.7 million or 7.3%.

•
Gross premiums written for the nine months ended September 30, 2012 were $1,854.6 million compared to $1,846.4 million for the nine months ended September 30, 2011, an increase of $8.2 million, or 0.4%.

•	Net premiums earned for the nine months ended September 30, 2012 were $1,373.9 million compared to $1,313.8 million for the nine months ended September 30, 2011, an increase of $60.1 million, or 4.6%.

•
Underwriting income for the nine months ended September 30, 2012 was $361.8 million compared to an underwriting (loss) of $(1.0) million for the nine months ended September 30, 2011, an increase of $362.8 million.

•	Combined ratio of 73.7% which included $117.7 million of favorable loss reserve development on prior accident years,

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

benefiting the loss ratio by 8.6 percentage points.

•
Net operating income available to Validus for the nine months ended September 30, 2012 was $434.6 million compared to $29.0 million for the nine months ended September 30, 2011, an increase of $405.7 million.

•
Net income available to Validus for the nine months ended September 30, 2012 was $499.2 million compared to a net (loss) attributable to Validus of $(6.0) million for the nine months ended September 30, 2011, an increase of $505.1 million.

•	Annualized return on average equity of 18.9% and annualized net operating return on average equity of 16.4%.

Notable Loss Events
During the three months ended September 30, 2012, the Company incurred losses and loss expenses of $37.2 million from notable loss events which represented 7.8 percentage points of the loss ratio. Including the impact of $1.6 million of reinstatement premiums, the effect of these events on net income was a decrease of $35.6 million. For the three months ended September 30, 2011, the Company incurred $51.9 million of losses from notable loss events, which represented 11.3 percentage points of the loss ratio. Including the impact of $4.0 million of reinstatement premiums, the effect of these events on net income was a decrease of $47.9 million. The Company's loss ratio, excluding prior year development and notable loss events, for the three months ended September 30, 2012 and 2011 was 35.4% and 51.3%, respectively.

		Three Months Ended September 30, 2012
		(U.S. Dollars in thousands)
Third Quarter 2012 Notable Loss Events (a)		Validus Re		Talbot		Total
Description		Net Losses and Loss Expenses (b)	% of NPE	Net Losses and Loss Expenses (b)	% of NPE	Net Losses and Loss Expenses (b)	% of NPE
U.S. drought	Drought	$22,021	9.1%	$—	0.0%	$22,021	4.6%
Hurricane Isaac	Windstorm	13,459	5.6%	1,750	0.8%	15,209	3.2%
Total		$35,480	14.7%	$1,750	0.8%	$37,230	7.8%

		Three Months Ended September 30, 2011
		(U.S. Dollars in thousands)
Third Quarter 2011 Notable Loss Events (a)		Validus Re		Talbot		Total
Description		Net Losses and Loss Expenses (b)	% of NPE (c)	Net Losses and Loss Expenses (b)	% of NPE	Net Losses and Loss Expenses (b)	% of NPE
Danish flood	Rainstorm	$16,429	6.8%	$3,000	1.6%	$19,429	4.2%
Hurricane Irene	Windstorm	22,951	9.6%	9,500	5.0%	32,451	7.1%
Total		$39,380	16.4%	$12,500	6.6%	$51,880	11.3%

(a)
These notable loss event amounts were based on management's estimates following a review of the Company's potential exposure and discussions with certain clients and brokers. Given the magnitude and recent occurrence of these events, and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events and the Company's actual ultimate net losses from these events may vary materially from these estimates.

(b)
Net of reinsurance but not net of reinstatement premiums. Total reinstatement premiums were $1.6 million and $4.0 million for the three months ended September 30, 2012 and September 30, 2011, respectively.

(c)	2011 loss ratios for the Validus Re segment have been represented to exclude the impact of the AlphaCat segment.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Re Segment Results
Gross premiums written for the three months ended September 30, 2012 were $145.0 million compared to $163.9 million for the three months ended September 30, 2011, a decrease of $18.9 million, or 11.5%. Gross premiums written for the three months ended September 30, 2012 included $106.0 million of property premiums, $25.5 million of marine premiums and $13.5 million of specialty premiums compared to $122.6 million of property premiums, $32.8 million of marine premiums and $8.5 million of specialty premiums for the three months ended September 30, 2011.
Net premiums earned for the three months ended September 30, 2012 were $242.3 million compared to $240.2 million for the three months ended September 30, 2011, an increase of $2.1 million, or 0.9%.
The combined ratio for the three months ended September 30, 2012 was 51.0% compared to 74.5% for the three months ended September 30, 2011, a decrease of 23.5 percentage points.
The loss ratio for the three months ended September 30, 2012 was 27.6% compared to 53.6% for the three months ended September 30, 2011, a decrease of 26.0 percentage points. For the three months ended September 30, 2012, Validus Re incurred $35.5 million of losses attributable to notable loss events which represented 14.7 percentage points of the loss ratio. The loss ratio for the three months ended September 30, 2012 included favorable loss reserve development on prior accident years of $23.8 million, benefiting the loss ratio by 9.8 percentage points.
Gross premiums written for the nine months ended September 30, 2012 were $1,052.7 million compared to $1,058.6 million for the nine months ended September 30, 2011, a decrease of $5.9 million, or 0.6%. Gross premiums written for the nine months ended September 30, 2012 included $716.7 million of property premiums, $248.8 million of marine premiums and $87.1 million of specialty premiums compared to $752.9 million of property premiums, $222.7 million of marine premiums and $83.1 million of specialty premiums for the nine months ended September 30, 2011.
Net premiums earned for the nine months ended September 30, 2012 were $738.0 million compared to $713.4 million for the nine months ended September 30, 2011, an increase of $24.6 million, or 3.4%.
The combined ratio for the nine months ended September 30, 2012 was 55.9% compared to 96.6% for the nine months ended September 30, 2011, a decrease of 40.7 percentage points.
The loss ratio for the nine months ended September 30, 2012 was 33.1% compared to 74.8% for the nine months ended September 30, 2011, a decrease of 41.7 percentage points. For the nine months ended September 30, 2012, Validus Re incurred $120.2 million of losses attributable to notable loss events, which represented 16.3 percentage points of the loss ratio. The loss ratio for the nine months ended September 30, 2012 included favorable loss reserve development on prior accident years of $52.8 million, benefiting the loss ratio by 7.2 percentage points.
AlphaCat Segment Results
Managed gross premiums written from our non-consolidated affiliates, AlphaCat Re 2011 and AlphaCat Re 2012, for the three months ended September 30, 2012 were $9.3 million compared to $18.8 million for the three months ended September 30, 2011, a decrease of $9.6 million or 50.8%.
Gross premiums written from our consolidated entities for the three months ended September 30, 2012 were $2.9 million compared to $0.1 million for the three months ended September 30, 2011, an increase of $2.8 million.
Net premiums earned for the three months ended September 30, 2012 were $5.5 million compared to $27.7 million for the three months ended September 30, 2011, a decrease of $22.2 million or 80.1%.
The combined ratio for the three months ended September 30, 2012 was 49.2% compared to 19.9% for the three months ended September 30, 2011, an increase of 29.3 percentage points.
The loss ratio for the three months ended September 30, 2012 and 2011 was 0.0%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Managed gross premiums written from our non-consolidated affiliates, AlphaCat Re 2011 and AlphaCat Re 2012, for the nine months ended September 30, 2012 were $126.5 million compared to $61.4 million for the nine months ended September 30, 2011, an increase of $65.1 million or 106.1%.
Gross premiums written from our consolidated entities for the nine months ended September 30, 2012 were $21.6 million compared to $15.7 million for the nine months ended September 30, 2011, an increase of $6.0 million or 38.0%.
Net premiums earned for the nine months ended September 30, 2012 were $11.8 million compared to $39.5 million for the nine months ended September 30, 2011, a decrease of $27.7 million or 70.2%.
The combined ratio for the nine months ended September 30, 2012 was 58.6% compared to 22.3% for the nine months ended September 30, 2011, an increase of 36.3 percentage points.
The loss ratio for the nine months ended September 30, 2012 and 2011 was 0.0%.
Talbot Segment Results
Gross premiums written for the three months ended September 30, 2012 were $260.8 million compared to $238.9 million for the three months ended September 30, 2011, an increase of $21.8 million, or 9.1%. Gross premiums written for the three months ended September 30, 2012 included $84.3 million of property premiums, $100.8 million of marine premiums and $75.6 million of specialty premiums compared to $86.1 million of property premiums, $69.2 million of marine premiums and $83.7 million of specialty premiums in the three months ended September 30, 2011.
Net premiums earned for the three months ended September 30, 2012 were $227.3 million compared to $190.7 million for the three months ended September 30, 2011, an increase of $36.6 million, or 19.2%.
The combined ratio for the three months ended September 30, 2012 was 83.2% compared to 82.6% for the three months ended September 30, 2011, an increase of 0.6 percentage points.
The loss ratio for the three months ended September 30, 2012 was 39.0% compared to 51.0% for the three months ended September 30, 2011, a decrease of 12.0 percentage points. For the three months ended September 30, 2012, Talbot incurred $1.8 million of losses attributable to notable loss events which represented 0.8 percentage points of the loss ratio. The loss ratio for the three months ended September 30, 2012 included favorable loss reserve development on prior accident years of $26.0 million, benefiting the loss ratio by 11.4 percentage points.
Gross premiums written for the nine months ended September 30, 2012 were $837.5 million compared to $778.9 million for the nine months ended September 30, 2011, an increase of $58.7 million, or 7.5%. Gross premiums written for the nine months ended September 30, 2012 included $262.7 million of property premiums, $314.7 million of marine premiums and $260.2 million of specialty premiums compared to $254.5 million of property premiums, $267.6 million of marine premiums and $256.8 million of specialty premiums in the nine months ended September 30, 2011.
Net premiums earned for the nine months ended September 30, 2012 were $624.1 million compared to $560.9 million for the nine months ended September 30, 2011, an increase of $63.3 million, or 11.3%.
The combined ratio for the nine months ended September 30, 2012 was 87.4% compared to 103.7% for the nine months ended September 30, 2011, a decrease of 16.3 percentage points.
The loss ratio for the nine months ended September 30, 2012 was 47.6% compared to 67.1% for the nine months ended September 30, 2011, a decrease of 19.5 percentage points. For the nine months ended September 30, 2012, Talbot incurred $17.8 million of losses attributable to notable loss events, which represented 2.8 percentage points of the loss ratio. The loss ratio for the nine months ended September 30, 2012 included favorable loss reserve development on prior accident years of $65.0 million, benefiting the loss ratio by 10.4 percentage points.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Corporate Results
Corporate results include executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company's senior notes and junior subordinated deferrable debentures and other costs relating to the Company as a whole. General and administrative expenses for the three months ended September 30, 2012 were $14.9 million compared to $4.7 million for the three months ended September 30, 2011, an increase of $10.3 million, or 220.4%. Share compensation expenses for the three months ended September 30, 2012 were $3.0 million compared to $3.3 million for the three months ended September 30, 2011, a decrease of $0.3 million, or 8.5%. Additionally, there were $3.8 million of non-recurring costs relating to the proposed acquisition of Flagstone Reinsurance Holdings, S.A. in the quarter.
General and administrative expenses for the nine months ended September 30, 2012 were $43.8 million compared to $25.8 million for the nine months ended September 30, 2011, an increase of $18.0 million, or 69.9%. Share compensation expenses for the nine months ended September 30, 2012 were $8.1 million compared to $13.2 million for the nine months ended September 30, 2011, a decrease of $5.1 million, or 38.5%.
Investments
Net investment income for the three months ended September 30, 2012 was $25.5 million compared to $27.7 million for the three months ended September 30, 2011, a decrease of $2.3 million, or 8.1%. Net investment income for the nine months ended September 30, 2012 was $79.1 million compared to $84.2 million for the nine months ended September 30, 2011, a decrease of $5.1 million or 6.0%.
Net realized gains on investments for the three months ended September 30, 2012 were $9.1 million compared to $5.2 million for the three months ended September 30, 2011, an increase of $3.8 million, or 72.8%. Net realized gains on investments for the nine months ended September 30, 2012 were $22.7 million compared to $23.2 million for the nine months ended September 30, 2011, a decrease of $0.4 million or 1.8%.
Net unrealized gains on investments for the three months ended September 30, 2012 were $86.3 million compared to (losses) of $(27.8) million for the three months ended September 30, 2011, an increase of $114.2 million, or 410.1%. Net unrealized gains for the nine months ended September 30, 2012 were $53.4 million compared to (losses) of $(22.2) million for the nine months ended September 30, 2011, an increase of $75.6 million or 341.3%.
Finance Expenses
Finance expenses for the three months ended September 30, 2012 were $9.4 million compared to $10.9 million for the three months ended September 30, 2011, a decrease of $1.6 million, or 14.4%. Finance expenses for the nine months ended September 30, 2012 were $39.3 million compared to $41.3 million for the nine months ended September 30, 2011, a decrease of $2.0 million or 4.7%.
Shareholders' Equity and Capitalization
As at September 30, 2012, total shareholders' equity was $4.1 billion including $461.5 million of noncontrolling interest. Shareholders' equity available to Validus was $3.6 billion as at September 30, 2012. Diluted book value per common share was $36.27 at September 30, 2012, compared to $34.43 at June 30, 2012. Diluted book value per common share is a non-GAAP financial measure. A reconciliation of this measure to shareholders' equity is presented at the end of this release.
Total capitalization at September 30, 2012 was $4.6 billion, including $289.8 million of junior subordinated deferrable debentures and $247.1 million of senior notes.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Share Repurchases

A summary of the share repurchases made to date under the Company’s previously announced share repurchase program is as follows:

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at June 30, 2012				Quarter ended
Effect of share repurchases:	(cumulative)	July	August	September	September 30, 2012
Aggregate purchase price (a)	$1,168,422	$22,805	$15,618	$—	$38,423
Shares repurchased	41,963,429	696,347	478,281	—	1,174,628
Average price (a)	$27.84	$32.75	$32.65	$—	$32.71
Estimated cumulative net accretive (dilutive) impact on:
Diluted BV per common share (b)					2.42
Diluted EPS - Quarter (c)					0.63

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at September 30, 2012	As at
Effect of share repurchases:	(cumulative)	October 23, 2012	Cumulative to Date Effect
Aggregate purchase price (a)	$1,206,845	$—	$1,206,845
Shares repurchased	43,138,057	—	43,138,057
Average price (a)	$27.98	$—	$27.98

(a) Share transactions are on a trade date basis through October 23, 2012 and are inclusive of commissions.  Average share price is rounded to two decimal places.

(b) As the average price per share repurchased during the periods 2009, 2010, 2011 and 2012 was lower than the book value per common share, the repurchase of shares increased the Company's period ending book value per share.

(c) The estimated impact on diluted earnings per share was calculated by comparing reported results versus i) net income per share plus an estimate of lost net investment income on the cumulative share repurchases divided by ii) weighted average diluted shares outstanding excluding the weighted average impact of cumulative share repurchases. The impact of cumulative share repurchases was accretive to diluted earnings per share.

Conference Call
The Company will host a conference call for analysts and investors on October 26, 2012 at 9:30 AM (Eastern) to discuss the third quarter 2012 financial results and related matters. The conference call can be accessed via telephone by dialing 1-800-706-7745 (toll-free U.S.) or 1-617-614-3472 (international) and entering the pass code 61856228#. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through November 9, 2012 by dialing 1-888-286-8010 (toll-free U.S) or 1-617-801-6888 (international) and entering the pass code 86075046#.
This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company's website located at www.validusholdings.com. A replay of the webcast will be available at the Investor Relations section of the Company's website through November 9, 2012. In addition, a financial supplement relating to the Company's financial results for the three and nine months ended September 30, 2012 is available in the Investor Relations section of the Company's website.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. and Talbot Holdings Ltd. Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at September 30, 2012 (unaudited) and December 31, 2011 (Expressed in thousands of U.S. dollars, except share and per share information)

	September 30, 2012	December 31, 2011
	(unaudited)

Assets
Fixed maturities, at fair value (amortized cost: 2012—$4,803,217; 2011—$4,859,705)	$4,887,622	$4,894,145
Short-term investments, at fair value (amortized cost: 2012—$275,099; 2011—$280,299)	275,324	280,191
Other investments, at fair value (amortized cost: 2012—$511,310; 2011—$15,002)	525,441	16,787
Cash and cash equivalents	1,005,829	832,844
Total investments and cash	6,694,216	6,023,967
Investments in affiliates	99,312	53,031
Premiums receivable	781,991	646,354
Deferred acquisition costs	155,456	121,505
Prepaid reinsurance premiums	144,788	91,381
Securities lending collateral	10,383	7,736
Loss reserves recoverable	317,252	372,485
Paid losses recoverable	36,209	90,495
Income taxes recoverable	5,019	—
Intangible assets	111,611	114,731
Goodwill	20,393	20,393
Accrued investment income	19,945	25,906
Other assets	67,245	50,487
Total assets	$8,463,820	$7,618,471

Liabilities
Reserve for losses and loss expenses	$2,562,604	$2,631,143
Unearned premiums	1,034,605	772,382
Reinsurance balances payable	87,955	119,899
Securities lending payable	10,849	8,462
Deferred income taxes	22,848	16,720
Net payable for investments purchased	26,629	1,256
Accounts payable and accrued expenses	86,128	83,402
Senior notes payable	247,063	246,982
Debentures payable	289,800	289,800
Total liabilities	4,368,481	4,170,046

Commitments and contingent liabilities

Shareholders' equity
Common shares, 571,428,571 authorized, par value $0.175 (Issued: 2012—136,632,448; 2011—134,503,065; Outstanding: 2012—93,494,391; 2011—99,471,080)	23,911	23,538
Treasury shares (2012—43,138,057; 2011—35,031,985)	(7,549)	(6,131)
Additional paid-in-capital	1,657,767	1,893,890
Accumulated other comprehensive (loss)	(4,565)	(6,601)
Retained earnings	1,964,289	1,543,729
Total shareholders' equity available to Validus	3,633,853	3,448,425

Noncontrolling interest	461,486	—

Total shareholders' equity	4,095,339	3,448,425

Total liabilities and shareholders' equity	$8,463,820	$7,618,471

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statement of Operations
For the three and nine months ended September 30, 2012 and 2011 (unaudited)
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	(unaudited)		(unaudited)
	2012	2011	2012	2011
Underwriting income
Gross premiums written	$390,215	$391,129	$1,854,593	$1,846,412
Reinsurance premiums ceded	(45,743)	(30,586)	(271,847)	(272,752)
Net premiums written	344,472	360,543	1,582,746	1,573,660
Change in unearned premiums	130,632	98,081	(208,816)	(259,863)
Net premiums earned	475,104	458,624	1,373,930	1,313,797

Underwriting deductions
Losses and loss expenses	155,455	226,067	541,136	909,572
Policy acquisition costs	98,623	77,405	252,884	232,931
General and administrative expenses	70,547	35,926	198,557	145,244
Share compensation expenses	7,345	7,382	19,583	27,059
Total underwriting deductions	331,970	346,780	1,012,160	1,314,806

Underwriting income (loss)	$143,134	$111,844	$361,770	$(1,009)

Net investment income	25,489	27,747	79,134	84,216
Other income	7,324	—	22,209	2,201
Finance expenses	(9,362)	(10,935)	(39,347)	(41,297)
Operating income before taxes and income from operating affiliates	$166,585	$128,656	$423,766	$44,111
Tax (expense)	(1,343)	(2,538)	(1,886)	(1,050)
Income from operating affiliates	6,235	—	13,194	—
Net operating income	$171,477	$126,118	$435,074	$43,061

Net realized gains on investments	9,063	5,246	22,749	23,177
Net unrealized gains (losses) on investments	86,345	(27,848)	53,442	(22,150)
(Loss) from investment affiliate	(160)	—	(558)	—
Foreign exchange gains (losses)	1,103	(19,932)	3,617	(22,390)
Transaction expenses (a)	(3,784)	(13,583)	(3,784)	(13,583)
Net income	$264,044	$70,001	$510,540	$8,115

Net (income) attributable to noncontrolling interest	(56,746)	(13,516)	(11,386)	(14,110)

Net income (loss) available (attributable) to Validus	$207,298	$56,485	$499,154	$(5,995)

Selected ratios:
Net premiums written / Gross premiums written	88.3%	92.2%	85.3%	85.2%

Losses and loss expenses	32.7%	49.3%	39.4%	69.2%
Policy acquisition costs	20.8%	16.9%	18.4%	17.7%
General and administrative expenses	16.4%	9.4%	15.9%	13.1%
Expense ratio	37.2%	26.3%	34.3%	30.8%

Combined ratio	69.9%	75.6%	73.7%	100.0%

(a) The transaction expenses relate to costs incurred in connection with the proposed acquisition of Flagstone Reinsurance Holdings, S.A. The transaction expenses for 2011 relate to costs incurred in connection with the Company's proposed acquisition of Transatlantic Holdings, Inc. Transaction expenses are primarily comprised of legal, financial advisory and audit related services.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Underwriting Income (Loss)
For the three and nine months ended September 30, 2012 and 2011 (unaudited)
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	(unaudited)		(unaudited)
	2012	2011	2012	2011
Validus Re
Gross premiums written	$145,010	$163,863	$1,052,726	$1,058,642
Reinsurance premiums ceded	(10,426)	(5,646)	(137,504)	(150,669)
Net premiums written	134,584	158,217	915,222	907,973
Change in unearned premiums	107,728	81,997	(177,215)	(194,529)
Net premiums earned	242,312	240,214	738,007	713,444

Losses and loss expenses	66,890	128,823	244,286	533,402
Policy acquisition costs	37,785	40,592	113,659	115,355
General and administrative expenses	16,938	7,358	48,332	32,947
Share compensation expenses	2,076	2,190	5,914	7,118
Total underwriting deductions	123,689	178,963	412,191	688,822

Underwriting income	118,623	61,251	325,816	24,622

AlphaCat
Gross premiums written	$2,934	$18,940	$21,607	$77,050
Reinsurance premiums ceded	—	—	—	—
Net premiums written	2,934	18,940	21,607	77,050
Change in unearned premiums	2,591	8,758	(9,832)	(37,595)
Net premiums earned	5,525	27,698	11,775	39,455

Losses and loss expenses	—	—	—	—
Policy acquisition costs	547	3,326	1,185	4,615
General and administrative expenses	2,087	2,167	5,521	4,122
Share compensation expenses	84	26	195	74
Total underwriting deductions	2,718	5,519	6,901	8,811

Underwriting income	2,807	22,179	4,874	30,644

Talbot
Gross premiums written	$260,755	$238,937	$837,536	$778,880
Reinsurance premiums ceded	(53,801)	(55,551)	(191,619)	(190,243)
Net premiums written	206,954	183,386	645,917	588,637
Change in unearned premiums	20,313	7,326	(21,769)	(27,739)
Net premiums earned	227,267	190,712	624,148	560,898

Losses and loss expenses	88,565	97,244	296,850	376,170
Policy acquisition costs	61,640	36,651	142,181	116,174
General and administrative expenses	36,605	21,745	100,910	82,396
Share compensation expenses	2,200	1,903	5,347	6,648
Total underwriting deductions	189,010	157,543	545,288	581,388

Underwriting income (loss)	38,257	33,169	78,860	(20,490)

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Underwriting Income (Loss)
For the three and nine months ended September 30, 2012 and 2011 (unaudited)
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	(unaudited)		(unaudited)
	2012	2011	2012	2011
Corporate & Eliminations
Gross premiums written	$(18,484)	$(30,611)	$(57,276)	$(68,160)
Reinsurance premiums ceded	18,484	30,611	57,276	68,160
Net premiums written	—	—	—	—
Change in unearned premiums	—	—	—	—
Net premiums earned	—	—	—	—

Losses and loss expenses	—	—	—	—
Policy acquisition costs	(1,349)	(3,164)	(4,141)	(3,213)
General and administrative expenses	14,917	4,656	43,794	25,779
Share compensation expenses	2,985	3,263	8,127	13,219
Total underwriting deductions	16,553	4,755	47,780	35,785

Underwriting (loss)	(16,553)	(4,755)	(47,780)	(35,785)

Total underwriting income (loss)	$143,134	$111,844	$361,770	$(1,009)

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Managed Gross Premiums Written
For the three and nine months ended September 30, 2012 and 2011 (unaudited)
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended		Nine Months Ended
	(unaudited)		(unaudited)
	September 30,	September 30,	September 30,	September 30,
	2012	2011(a)	2012	2011(a)

Total gross premiums written	$390,215	$391,129	$1,854,593	$1,846,412
Adjustments for:
Gross premiums written on behalf of AlphaCat Re 2011	7,604	—	94,309	—
Gross premiums written on behalf of AlphaCat Re 2012	1,658	—	32,216	—
Total managed gross premiums written	$399,477	$391,129	$1,981,118	$1,846,412

(a) Total gross premiums written for the three and nine months ended September 30, 2011 included $18.8 million and $61.4 million, respectively of gross premiums written from AlphaCat Re 2011, which was a consolidated subsidiary during the three months ended June 30, September 30 and December 31, 2011. The balance sheet of AlphaCat Re 2011 was deconsolidated as at December 31, 2011.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income (Loss), Net Operating Income (Loss) per share, and Annualized Net Operating Return on Average Equity
For the three and nine months ended September 30, 2012 and 2011 (unaudited)
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended		Nine Months Ended
	(unaudited)		(unaudited)
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011

Net income (loss) available (attributable) to Validus	$207,298	$56,485	$499,154	$(5,995)
Adjustments for:
Net realized (gains) on investments	(9,063)	(5,246)	(22,749)	(23,177)
Net unrealized (gains) losses on investments	(86,345)	27,848	(53,442)	22,150
Loss from investment affiliate	160	—	558	—
Foreign exchange (gains) losses	(1,103)	19,932	(3,617)	22,390
Transaction expenses (a)	3,784	13,583	3,784	13,583
Net income attributable to noncontrolling interest	55,821	—	10,940	—
Net operating income available to Validus	170,552	112,602	434,628	28,951
Less: Dividends and distributions declared on outstanding warrants	(1,663)	(1,966)	(5,121)	(5,916)
Net operating income available to Validus, adjusted	$168,889	$110,636	$429,507	$23,035

Net income (loss) per share available (attributable) to Validus - diluted	$2.11	$0.54	$4.88	$(0.12)
Adjustments for:
Net realized (gains) on investments	(0.09)	(0.04)	(0.22)	(0.22)
Net unrealized (gains) losses on investments	(0.88)	0.27	(0.52)	0.22
Loss from investment affiliate	—	—	—	—
Foreign exchange (gains) losses	(0.01)	0.19	(0.04)	0.22
Transaction expenses (a)	0.04	0.13	0.04	0.13
Net income attributable to noncontrolling interest	0.57	—	0.11	—
Net operating income per share available (attributable) to Validus - diluted	$1.74	$1.09	$4.25	$0.23

Weighted average number of common shares and common share equivalents	98,236,490	103,482,263	102,333,515	100,796,280

Average shareholders' equity available to Validus	$3,555,844	$3,426,093	$3,524,906	$3,418,085

Annualized net operating return on average equity	19.2%	13.1%	16.4%	1.1%

(a) The transaction expenses relate to costs incurred in connection with the proposed acquisition of Flagstone Reinsurance Holdings, S.A. The transaction expenses for 2011 relate to costs incurred in connection with the Company's proposed acquisition of Transatlantic Holdings, Inc. Transaction expenses are primarily comprised of legal, financial advisory and audit related services.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Book Value and Diluted Book Value per Common Share
As at September 30, 2012 (unaudited) and December 31, 2011
(Expressed in thousands of U.S. dollars, except share and per share information)

	As at September 30, 2012
	(unaudited)
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,633,853	93,494,391		$38.87

Diluted book value per common share
Total shareholders' equity available to Validus	3,633,853	93,494,391
Assumed exercise of outstanding warrants	116,822	6,652,550	$17.56
Assumed exercise of outstanding stock options	37,745	1,823,947	$20.69
Unvested restricted shares	—	2,468,053
Diluted book value per common share	$3,788,420	104,438,941		$36.27

	As at December 31, 2011
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,448,425	99,471,080		$34.67

Diluted book value per common share
Total shareholders' equity available to Validus	3,448,425	99,471,080
Assumed exercise of outstanding warrants	121,445	6,916,677	$17.56
Assumed exercise of outstanding stock options	45,530	2,263,012	$20.12
Unvested restricted shares	—	3,340,729
Diluted book value per common share	$3,615,400	111,991,498		$32.28

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect", "intend", "plan", "believe", "project", "anticipate", "will", "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus' risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 7) adequacy of Validus' loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus' ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus' most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) available (attributable) to Validus, net operating income (loss) per share, underwriting income (loss), managed gross premiums written, annualized net operating return on average equity and diluted book value per common share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income (loss) to net income (loss), the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income (Loss), Net Operating Income (Loss) per share and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income and operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above. A reconciliation of managed gross premiums written to gross premiums written, the most comparable U.S. GAAP financial measure, is presented in the section above entitled "Managed Gross Premiums Written".
Underwriting income indicates the performance of the Company's core underwriting function, excluding revenues and expenses such as net investment income (loss), other income, finance expenses, net realized and unrealized gains (losses) on investments, foreign exchange gains (losses) and transaction expenses. The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company's core insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company's pricing and loss frequency and severity.
Underwriting profitability over time is also influenced by the Company's underwriting discipline, which seeks to manage

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.
Managed gross premiums written represents gross premiums written by the Company and its operating affiliates.  Managed gross premiums written differs from total gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of premiums written on behalf of the Company's operating affiliates, AlphaCat Re 2011, Ltd. and AlphaCat Re 2012, Ltd., which are accounted for under the equity method of accounting.
Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income (Loss), Net Operating Income (Loss) per share and Annualized Net Operating Return on Average Equity.” A reconciliation of diluted book value per common share to book value per common share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Book Value Per Common Share and Diluted Book Value Per Common Share.” Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses) on investments, net unrealized gains (losses) on investments, gains (losses) arising from translation of non-US$ denominated balances and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as net operating income (loss) as defined above, but excluding income (loss) available (attributable) to noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com